Exhibit 16


HEIN & ASSOCIATES LLP
Certified Public Accountants and Advisors


November 17, 2004


Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Navidec, Inc.'s statements included under Item 4.01 of its Form 8-K for November 15, 2004, and we agree with such statements concerning our firm.


/s/  Hein & Associates LLP

HEIN & ASSOCIATES LLP






717 17th Street, Suite 1600                                People
Denver, Colorado  80202
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